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                                                                   EXHIBIT 10.1C


                       THIRD AMENDMENT TO CREDIT AGREEMENT

            THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 23, 2003 (this "Amendment"), is among STEEL DYNAMICS, INC. (the "Borrower"), the Lenders (as defined below) signatories hereto, JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent, and MORGAN STANLEY SENIOR FUNDING, INC., as Arranger and Syndication Agent.

                              W I T N E S S E T H:

            WHEREAS, the Borrower, certain financial institutions and other Persons (such capitalized term and other capitalized terms used in these recitals to have the meanings set forth or defined by reference in Part I below) from time to time parties thereto (collectively, the "Lenders"), JPMorgan Chase Bank, as Collateral Agent, the Administrative Agent, General Electric Capital Corporation, as Documentation Agent, and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent, are parties to the Credit Agreement, dated as of March 26, 2002, as amended by the First Amendment to Credit Agreement, dated as of August 6, 2002, as waived by the Letter Waiver, dated as of October 6, 2002, and as amended by the Second Amendment to Credit Agreement, dated as December 16, 2002 (such Credit Agreement, as so amended and waived, the "Existing Credit Agreement");

            WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth below; and

            WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects (the Existing Credit Agreement, as so amended or otherwise modified by this Amendment, being referred to as the "Credit Agreement");

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

                                     PART I
                                   DEFINITIONS

            SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

            "Administrative Agent" is defined in the preamble.

            "Amendment" is defined in the preamble.

            "Borrower" is defined in the preamble.
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            "Credit Agreement" is defined in the third recital.

            "Existing Credit Agreement" is defined in the first recital.

            "Third Amendment Effective Date" is defined in Subpart 3.1.

            "Lenders" is defined in the first recital.

            SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                    PART II
                                   AMENDMENTS

            Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part; except as so amended or otherwise modified by this Amendment, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect in accordance with their terms.

            SUBPART 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subpart 2.1.1.

                  SUBPART 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

                  "New Sales Subsidiary" means Steel Dynamics Sales North
            America, Inc., an Indiana corporation that is a newly-formed wholly-owned Subsidiary.

                  "Third Amendment" means the Third Amendment, dated as of
            January 23, 2003, to this Agreement among the Borrower, the Administrative Agent, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent, and the Lenders parties thereto.

                  "Third Amendment Effective Date" is defined in Subpart 3.1 of the Third Amendment.

            SUBPART 2.2. Amendment to Article V. Article V of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1 through 2.2.5.

                  SUBPART 2.2.1. Debt. Clause (b) of Section 5.02 of the Existing Credit Agreement is hereby amended by inserting immediately after the words "and its Subsidiaries" in the first line of sub-clause (iii) thereof the parenthetical "(other than the New Sales Subsidiary, except with respect to its Obligations under the Loan Documents)".


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                  SUBPART 2.2.2. Nature of Business. Clause (c) of Section 5.02
      of the Existing Credit Agreement is hereby amended by adding the following at the end thereof immediately before the period appearing therein:

      "or permit the New Sales Subsidiary to engage in any business activity other than purchasing on an arm's length basis for fair value inventory from the Borrower, receiving the transfer of accounts receivable from the Borrower (and the servicing of the same) and the sale by the New Sales Subsidiary of inventory in the ordinary course of business for cost plus a commercial margin to third party customers".

                  SUBPART 2.2.3. Asset Sales. Clause (e) of Section 5.02 of the Existing Credit Agreement is hereby amended by inserting immediately before the proviso at the end thereof the following new sub-clause (vi):

            "(vi) the transfer of accounts receivable and sale for fair value on an arm's length basis of inventory by the Borrower to the New Sales Subsidiary, subject, in all cases, to the Liens thereon granted by the Borrower under the Security Agreement."

                  SUBPART 2.2.4. Investments. Clause (f) of Section 5.02 of the Existing Credit Agreement is hereby amended by (a) deleting the punctuation mark "." appearing at the end of sub-clause (xi) thereof and inserting the punctuation mark ";" in replacement therefor and (b) inserting at the end thereof the following new sub-clause (xii):

            "(xii) Investments by the Borrower in the New Sales Subsidiary comprising (A) the transfer of accounts receivable referred to in Section 5.02(e)(vi), all subject to the Liens thereon granted by the Borrower under the Security Agreement, (B) up to approximately $5,000 in cash equity and (C) up to approximately $125,000 in additional assets."

                  SUBPART 2.2.5. Subsidiaries. Clause (q) of Section 5.02 of the Existing Credit Agreement is amended by deleting the reference to "Section 5.02(f)(i), (vii) or (ix)" appearing in clause (i) thereof and inserting a reference to "Section 5.02(f)(i), (vii), (ix) or (xii)" in replacement therefor.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

            SUBPART 3.1. Effectiveness. This Amendment and the amendments contained herein shall become effective on the date (the "Third Amendment Effective Date") when each of the conditions set forth in this Part shall have been fulfilled to the satisfaction of the Administrative Agent.

                  SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent and the Arranger shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the Administrative Agent and the Required Lenders.

                  SUBPART 3.1.2. Guaranty and Security. (a) The New Sales Subsidiary shall have duly entered into a supplement to the Subsidiary Guaranty and a supplement to


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      the Security Agreement, in each case under documentation reasonably satisfactory in form and substance to the Administrative Agent, the Arranger and their counsel, pursuant to which the New Sales Subsidiary, in consideration of (among other things) the transfer of the Borrower's accounts receivables to it, shall have duly guaranteed the Obligations and shall have granted a valid security interest in all of its assets to the Administrative Agent for the benefit of the Lenders and authorized perfection of the same, and the documentation for the transfer of such accounts receivable and for the purchase by the New Sales Subsidiary of inventory from the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent, the Arranger and their counsel.

            (b) The Borrower shall have entered into a supplement to the Security Agreement, under documentation reasonably satisfactory in form and substance to the Administrative Agent, the Arranger and their counsel, to duly pledge all shares of stock and other Equity Interests in the New Sales Subsidiary, and shall have delivered to the Collateral Agent certificates representing all shares of stock and other Equity Interests in the New Sales Subsidiary accompanied by undated stock powers executed in blank.

                  SUBPART 3.1.3. Legal Opinion. The Administrative Agent and the Arranger shall have received, in form and substance reasonably satisfactory to the Administrative Agent, the Arranger and their counsel and in sufficient copies for each Lender, a favorable legal opinion of Barrett & McNagny, counsel for the Borrower and the New Sales Subsidiary, to the effect that this Amendment and the supplements to the Subsidiary Guaranty and the Security Agreement referred to in Section 3.1.2 above have been duly authorized, executed and delivered by the Borrower and the New Sales Subsidiary, as the case may be, will not violate organizational documents, material agreements or laws, and are legal, valid and binding, and that such security agreement supplements create valid and perfected liens on and security interests in the Collateral covered thereby, securing the payment of the Secured Obligations.

                  SUBPART 3.1.4. Expenses. The Borrower shall have paid all expenses (including the fees and expenses of Shearman & Sterling) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced.

                  SUBPART 3.1.5. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and the Arranger and Shearman & Sterling as counsel. The Administrative Agent, the Arranger and counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent, the Arranger or counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent, the Arranger and counsel.

                                    PART IV
                  MISCELLANEOUS; REPRESENTATIONS AND COVENANTS


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            SUBPART 4.1. Continuing Effectiveness, etc. As amended hereby, the
Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Third Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Agreement" or "Credit Agreement", as applicable, shall refer to the Existing Credit Agreement, after giving effect to this Amendment, and this Amendment and the supplements referred to in Subpart 3.1.3 shall be Loan Documents for all purposes. The Borrower hereby confirms its obligations under Section 8.04 of the Credit Agreement to pay all fees and expenses of the Administrative Agent and the Arranger (including reasonable fees and out-of-pocket expenses of Shearman & Sterling) in connection with this Amendment and other ongoing administration of the Credit Agreement as provided in Section 8.04 of the Credit Agreement since the last invoice it received.

            SUBPART 4.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

            SUBPART 4.3. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            SUBPART 4.4. Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agents and their respective successors and assigns, and shall inure to their successors and assigns.

            SUBPART 4.5. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower represents and warrants to the Agents, the Lenders and the Issuing Bank that, after giving effect to the terms of this Amendment, the following statements are true and correct: (a) the representations and warranties set forth in Article IV of the Existing Credit Agreement and in the other Loan Documents are true and correct on the Third Amendment Effective Date as if made on the First Amendment Effective Date and after giving effect to the Third Amendment (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date) and (b) no Default has occurred and is continuing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

                                          STEEL DYNAMICS, INC.


                                          By:  /s/ THERESA WAGLER
                                             ----------------------------------
                                              Title:  ASSISTANT SECRETARY



                                          JPMORGAN CHASE BANK,
                                            as Administrative Agent and
                                                Collateral Agent and as a Lender

                                          By:  /s/ LUCY K. GALBRAITH
                                             ----------------------------------
                                              Title:  VICE PRESIDENT



                                         MORGAN STANLEY SENIOR FUNDING, INC.,
                                            as Arranger and Syndication Agent
                                                and as a Lender


                                          By:  /s/ JAMES H. RAMAGE
                                              ----------------------------------
                                              Title:  MANAGING DIRECTOR



                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                            as Documentation Agent and as a
                                            Lender


                                          By:  /s/ ILLEGIBLE
                                              ----------------------------------
                                              Title:  DULY AUTHORIZED SIGNATORY